Exhibit 23.2

CONSENT OF RECONTA ERNST & YOUNG SPA, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cell Therapeutics, Inc. 2003 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan of our report dated July 9, 2004, with respect to the financial statements of Novuspharma S.p.A. included in the Current Report (Form 8-K) of Cell Therapeutics, Inc., dated July 13, 2004, filed with the Securities and Exchange Commission.

/s/    Reconta Ernst & Young S.p.A.

Milan, Italy

August 6, 2004